Kronos Advanced Technologies, Inc.
                          464 Common Street, Suite 301
                          Belmont, Massachusetts 02478



June 5, 2007

Milton Segal
Kronos Advanced Technologies, Inc.
464 Common Street, Suite 301
Belmont, Massachusetts 02478

Re:      Kronos Advanced Technologies, Inc. (the "Company")

Dear Mr. Segal:

         This Agreement (the "Agreement") will confirm the understanding between the Company and Milton Segal ("Optionholder") with respect to certain matters described below.

     1. The Company and Optionholder hereby acknowledge that the Company may be unable to meet its financial obligations and, as such, may have no alternative but to cease its operations unless it obtains long-term funding from one or more third parties.

     2. Optionholder understands that AirWorks Funding LLLP and other individuals and entities (the "Lenders") are contemplating and negotiating a proposed financing with the Company (the "New Financing").

     3. In connection with the Company obtaining the New Financing, the Lenders have requested that Optionholder agree to certain terms and conditions as set forth herein.

     4. Optionholder hereby agrees that it shall not exercise, sell, assign, convey or otherwise transfer any rights of conversion it has with respect to any securities that are exercisable or convertible (directly or indirectly) into the common stock of the Company, par value $0.001 per share, or any other capital stock of the Company, including, without limitation, any options or warrants held by the Optionholder, until December 31, 2007. Exhibit A attached hereto sets forth all shares, options, warrants or other convertible securities of the Company held by the Optionholder on the date hereof.

     5. Simultaneously with the execution of this Agreement, Optionholder shall execute and deliver to the Company the Voting Agreement attached hereto as Exhibit B.

     6. Optionholder hereby acknowledges that it has received and had an opportunity to review the Funding Agreement of even date herewith by and among the Company and Lenders, the Secured Convertible Promissory Notes of even date herewith made by the Company in favor of Lenders, the Security Agreement of even date herewith by and among the Company, Kronos Air Technologies, Inc. and Lenders, and the Registration Rights Agreement of even date herewith by and among the Company and Lenders (collectively, the "Transaction Documents"). Optionholder hereby irrevocably and forever waives all claims, obligations, causes of action, costs (including attorneys' fees) and demands of every kind and nature, whether asserted or unasserted, known or unknown, both at law and in equity, which Optionholder may now have, have ever had or may hereafter have with respect to any "event of default," anti-dilution right or protection, or any other right Optionholder may have under the securities held by Optionholder that arises as a result of, or is triggered by, the execution, delivery and performance of the Transaction Documents by the parties thereto.

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     7.   This letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier, scanned file or otherwise, copies of this letter. The terms of this letter supersede the terms of any other verbal or written agreement between the parties with respect to the subject matter hereof existing prior to the date hereof. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys' fees and court costs from the other party or parties, including the costs of bringing such litigation including all appeals thereon and collecting upon any judgments. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns. Each Lender shall have the right and privilege, and is hereby authorized, in its own name and on its own behalf or on behalf of others for whose benefit this Agreement is made, to institute and prosecute any suit at law or in equity in any court having jurisdiction of the subject matter, to interpret and enforce this Agreement or any of its terms and provisions, including, but not limited to, suits for specific performance, mandamus, receivership and injunction. Except for the amounts expressly set forth herein, none of the parties hereto shall be liable to any other party for any amounts whatsoever. Optionholder has the right, power and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Optionholder and the performance by Optionholder of its obligations hereunder and the consummation of the transactions provided for herein have been duly authorized and approved by all necessary action, if any, of Optionholder. This Agreement has been duly executed and delivered by Optionholder and constitutes the valid binding agreement of Optionholder, enforceable against Optionholder in accordance with its terms.

     8. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to principles of conflicts of laws thereof.

         If the foregoing accurately reflects our understanding regarding this matter, please indicate your agreement and acceptance by signing in the space provided below and returning an executed copy of this letter to us.

Sincerely yours,

KRONOS ADVANCED TECHNOLOGIES, INC.


By:    /s/  Daniel R. Dwight
       ----------------------
Name:  Daniel R. Dwight
Title: President and CEO


AGREED AND ACCEPTED:


/s/ Milton Segal
------------------
Milton Segal


cc:      Kirkpatrick & Lockhart Preston Gates Ellis LLP
         Attention:  Clayton Parker, Esq.

Attachment

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                                    Exhibit A

                            Optionholder's Securities

                                  See attached.

                                    Exhibit B

                                Voting Agreement

                                  See attached.